Exhibit 10.4

PHOENIXEV EQUITY INTEREST OPTION AGREEMENT

This PHOENIXEV EQUITY INTEREST OPTION AGREEMENT is dated as of June 1, 2026 (this “Agreement”), by and among PHOENIX MOTOR INC., a Delaware corporation (“Optionor”), PHOENIXEV INC., a Delaware corporation (the “Company”), and CONCRETE JUNGLE LTD., a company organized and existing under the laws of the British Virgin Islands (together with its permitted successors and assigns, “Optionee”).

RECITALS

A. Optionor owns or holds one hundred percent (100.0%) of the issued and outstanding Equity Interests in the Company.

B. The Company, directly and indirectly through its wholly owned subsidiary, PhoenixEV Operating LLC, a South Carolina limited liability company (the “Subsidiary”), owns and operates Optionor’s “proterra transit business unit” which is engaged in designing, developing and selling electric transit buses as an original equipment manufacturer for North American public transit agencies, airports, universities and other commercial transit fleets (the “ProTerra Transit Business”). Pursuant to the terms of the 2025 PhoenixEV Asset Purchase Agreement, Phoenix Motors and Phoenix Cars sold, assigned and transferred to PhoenixEV all properties, rights, title, interests and assets primarily used or held for use in connection with the conduct of the ProTerra Transit Business (referred to in the 2023 PTB Asset Purchase Agreement as the “Phoenix Transit Business Unit”), including the “Acquired Assets” (as defined in the 2023 PTB Asset Purchase Agreement).

C. Pursuant to that certain Term Loan, Security and Guaranty Agreement dated of even date herewith (as amended from time to time, the “Loan Agreement”) by and among Optionor, as “Borrower,” the Guarantors a party thereto and Optionee, Optionee has agreed to make the Term Loan to the Optionor, all of the terms and subject to the conditions set forth in the Loan Agreement and the other Loan Documents. Unless otherwise indicated, capitalized terms used herein without definition have the meanings ascribed to them in the Loan Agreement.

D. Pursuant to the Loan Agreement, to induce Optionee to make the Term Loan to Optionor and in partial consideration therefor, Optionor has agreed to grant an option to Optionee to acquire Equity Interests in the Company representing forty-nine percent (49.0%) of the Equity Interests in PhoenixEV calculated on a fully diluted basis as of the Closing (as defined below) (the “PhoenixEV Equity Interests”). For purposes of this Agreement, the term “fully diluted basis” means on a basis that assumes the outstanding Equity Interests in the Company and that each outstanding warrant, option, convertible security or similar instrument exercisable or convertible into Equity Interests in the Company are fully exercised or converted (and the applicable exercise or conversion price paid to the Company) prior to any distribution of any PhoenixEV assets.

E. The execution and delivery of this Agreement is a condition precedent to the making of the Term Loan and the consummation of the other Transactions on the Closing Date.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Optionee to make the Term Loan to the Borrower pursuant to the Loan Agreement, the parties hereto hereby agree as follows:

SECTION 1.

GRANT OF OPTION

1.1 Grant of Option. Subject to the terms and conditions set forth herein, Optionor hereby grants to Optionee the exclusive, irrevocable right and option (the “Option”) to acquire the PhoenixEV Equity Interests.

1.2 Term. The term of the Option shall commence on the date of this Agreement and shall expire at 5:00 p.m. (Eastern Time) on the fifth (5th) anniversary of the date of this Agreement (the “Option Term”).

1.3 Exercise Price. The exercise price of the Option shall be equal to $2,250,000 (the “Exercise Price”). The Exercise Price shall be paid at the Closing solely by reducing the initial principal face amount of the Note from $5,000,000 to $2,500,000.

1.4 Exercise Time; Closing.

(a) Optionee may exercise the Option at any time during the Option Term by delivering written notice of such exercise to Optionor and the Company (an “Exercise Notice”). Optionee shall also specify the Closing Date in the Exercise Notice.

(b) The closing of the exercise of the Option (the “Closing”) shall be held on a date specified by Optionee in the Exercise Notice and the Company shall consummate the sale of the PhoenixEV Equity Interest to Optionee on such specified date, provided that, immediately following the date the Exercise Notice is delivered to Optionor and the Company, Optionor and the Company shall fully cooperate with Optionee to execute and deliver the documents described in Section 4 as soon as practicable. The date that the Closing shall occur shall be referred to as the “Closing Date.”

SECTION 2.

REPRESENTATIONS AND WARRANTIES

OF OPTIONOR AND COMPANY

Optionor and the Company hereby jointly and severally represent and warrant to Optionee on the date of this Agreement and on the Closing Date that:

2.1 Power, Authorization; Enforceable Obligations. Each of Optionor and the Company has the corporate power and authority, as applicable, and the legal right, to make, deliver and perform this Agreement. Each of Optionor and the Company has taken all corporate action, as applicable, to authorize the execution, delivery and performance of this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by each of Optionor and the Company. This Agreement constitutes a legal, valid and binding obligation of each of Optionor and the Company, enforceable against each such Person in accordance with its terms.

2.2 Ownership. Optionor is the sole owner of all of the Equity Interests in the Company, including the PhoenixEV Equity Interest, and has good and marketable title to the PhoenixEV Equity Interest, free and clear of all Liens other than Liens in favor of Optionee.

2.3 Authorization; No Contravention. The execution, delivery and performance by Optionor and the Company of this Agreement have been duly authorized by all necessary corporate or other organizational action and do not and will not (a) contravene the terms of any of Optionor or the Company’s organization documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Lien pursuant to a Loan Document) under, (i) any Material Contract to which Optionor or the Company is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Optionor or the Company or its property is subject.

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2.4 No Consents. No consent, approval, license, waiver, permit, order or authorization of, or registration, declaration or filing with, or notice to, or permit from, any Governmental Authority or any other Person is required to be obtained or made by Optionor or the Company in connection with the execution, delivery or performance by each of them of this Agreement and the consummation of the transactions contemplated hereby other than those that have been obtained or made prior to the date hereof or that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have an adverse effect on the ability of Optionor or the Company to perform its obligations hereunder.

2.5 Ownership of Assets. At the Closing, the Company will own, or hold legal rights to use, all assets, properties, interests and rights, including all Purchased Intellectual Property and other Acquired Assets (in each case as defined in the 2023 PTB Asset Purchase Agreement), that is necessary or required to own, operate and conduct the ProTerra Transit Business in substantially the same manner as conducted prior to the Closing and as proposed to be conducted after the Closing. At the Closing, no Affiliate of the Company other than the Subsidiary will own, or hold legal rights to use, any such assets, properties, interests or rights.

SECTION 3.

REPRESENTATIONS AND WARRANTIES

OF OPTIONEE

Optionee hereby represents and warrants to Optionor and the Company on the date of this Agreement and on the Closing Date that:

3.1 Power, Authorization; Enforceable Obligations. Optionee has the corporate or limited liability company power and authority, as applicable, and the legal right, to make, deliver and perform this Agreement. Optionee has taken all corporate or limited liability company action, as applicable, to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Optionee and constitutes a legal, valid and binding obligation of Optionee, enforceable against Optionee in accordance with its terms.

3.2 Own Account. The Option is being acquired by Optionee for its own account and without a view to the public distribution or sale of the Option or the PhoenixEV Equity Interests issuable upon exercise of the Option. Optionee has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Option and the PhoenixEV Equity Interests, and Optionee is capable of bearing the economic risks of such investment.

SECTION 4.

CLOSING ACTIONS AND DELIVERIES

At the Closing, Optionor and the Company shall deliver the following to Optionee or otherwise take the following actions:

4.1 Stock Purchase Agreement. Optionor and the Company shall have executed and delivered a Stock Purchase Agreement dated the Closing Date, in form and substance satisfactory to Optionee, pursuant to which Optionee would purchase the PhoenixEV Equity Interests from Optionor, and which Stock Purchase Agreement shall contain representations, warranties, covenants, indemnities, conditions and other terms that are usual and customary for stock acquisition transactions of this nature.

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4.2 PhoenixEV Organizational Documents. Optionor and the Company shall have taken any and all actions necessary or appropriate to (a) authorize, adopt, execute and file with the Delaware Secretary of State an amended and restated Certificate of Incorporation, in form and substance satisfactory to Optionee, and (b) authorize, adopt and approve an amended and restated Bylaws of the Company, in form and substance satisfactory to Optionee.

4.3 Amended Note. Optionor shall have delivered a duly executed counterpart to an amended and restated Note in the principal face amount of $2,500,000, in form and substance satisfactory to Optionee as well as consistent in all material respects with the Note.

4.4 Stockholders Agreement. Optionor and the Company shall have delivered to Optionee a stockholders agreement dated the Closing Date, in form and substance satisfactory to Optionee (the “Stockholders Agreement”), which shall set forth the respective rights and obligations of the stockholders of the Company with respect to the corporate governance and affairs of the Company and restrictions on the transfer of Equity Interests of the Company. Without limiting the generality of the foregoing, the Stockholders Agreement shall incorporate, to the extent applicable, the “Proposal” terms contained in the Support Agreements.

4.5 Directors and Officers. Optionor and the Company shall have taken any and all actions necessary or appropriate to elect or appoint individuals designated by Optionee as the duly elected members of the Board of Directors and officers of the Company and the Subsidiary, respectively.

4.6 Additional Documents. Optionor and the Company shall have executed or delivered all such other documents, and taken all such other actions, as Optionee may reasonably request in order to effectuate the intent and purposes of the transactions contemplated by this Agreement, all in form and substance satisfactory to Optionee.

SECTION 5.

CERTAIN COVENANTS

5.1 Conduct of Business Prior to Closing. During the period commencing on the date of this Agreement and ending on the earlier of (a) the Closing and (b) the expiration of the Option, the Company shall, and shall cause its Subsidiary to (except to the extent as expressly provided by this Agreement or to the extent that Optionee shall otherwise grant its prior consent in writing), (i) carry on the Business in the Ordinary Course of Business, (ii) use commercially reasonable efforts to preserve its present organization and relationships with respect to the Business and (iii) use reasonable best efforts to preserve intact the operations, assets, rights, franchises, goodwill and investor relations of the Business. Without limiting the generality of the foregoing, the Company shall not, and Optionor shall not permit the Company to, directly or indirectly, without the prior written consent of Optionee:

(a) sell, transfer, lease, dispose of, grant or otherwise authorize the sale, transfer, lease, disposition, grant of, any of the assets, properties or rights owned or held by the Company or its Subsidiary, whether in one transaction or a series or related transactions; provided, however, that the foregoing shall not prohibit (i) sales of inventory in the Ordinary Course of Business, (ii) dispositions of obsolete or worn-out equipment or assets no longer useful in the conduct of the Business, and (iii) other dispositions having an aggregate fair market value not to exceed $50,000 in any fiscal year;

(b) incur any Indebtedness except for unsecured short-term Indebtedness or trade payables incurred in the Ordinary Course of Business consistent with past practices;

(c) enter into, modify, amend, terminate, consent to any modification, amendment or termination or renew any Material Contract to which the Company or the Subsidiary is a party, except (i) for modifications or amendments in the Ordinary Course of Business or (ii) for renewals in the Ordinary Course of Business, (iii) terminations upon expiration of Material Contracts;

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(d) amend any of the Company or any Subsidiary’s organizational documents;

(e) enter into a plan of consolidation, merger, share exchange or reorganization with any Person, effect any split, combination, redemption, purchase, repurchase, recapitalization, reclassification or other change in capitalization, otherwise acquire, directly or indirectly, any equity or voting interest in, the Company, or adopt a plan of complete or partial liquidation of the Company or any Subsidiary;

(f) except in the Ordinary Course of Business, acquire any material assets, properties or rights;

(g) issue any Equity Interests in the Company or any Subsidiary or securities exercisable for or convertible into Equity Interests in the Company or any Subsidiary; and

(h) enter into any arrangement, contract or commitment to do any of the foregoing.

5.2 No Disposition. Optionor shall not sell, assign, transfer, grant or otherwise dispose of the PhoenixEV Equity Interest or any interest therein, and the Company shall not sell, assign, transfer, grant or otherwise dispose of the Equity Interests in the Subsidiary or any interest therein.

5.3 Contribution of Assets. Prior to the Closing, Optionor shall cause all assets, properties and rights, including all Intellectual Property, that are necessary or required to own, operate and conduct the ProTerra Transit Business in substantially the same manner as conducted prior to the Closing and as proposed to be conducted after the Closing to be assigned, contributed or transferred to the Company, free and clear of any Liens other than Liens in favor of Optionee.

5.4 Further Assurances. Each of Optionor and the Company agrees to take, or cause to be taken, at its own cost and expense, all appropriate action and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement, including (i) as promptly as practicable obtaining all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities as are necessary or advisable for consummation of the transactions contemplated by this Agreement and (ii) to fulfill in full its obligations under Section 4.

SECTION 6.

MISCELLANEOUS

6.1 Notice. All notices or other communications that is required, contemplated or permitted under this Agreement shall be effected in the manner provided for in Section 12.2 of the Loan Agreement, provided that the term “Lender” shall be “Optionee” hereunder.

6.2 Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and written, and all contemporaneous oral, agreements, understandings, undertakings or commitments with respect thereto.

6.3 Successors and Assigns; No Assignment. This Agreement shall inure to the benefit of Optionee and shall be binding upon the Optionor, Company and their respective successors and permitted assigns. Neither Optionor nor the Company may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Optionee. Optionee may freely assign this Agreement or any of its rights or obligations hereunder, in whole or in part, without the consent of Optionor or the Company.

6.4 Amendments. This Agreement may not be amended, supplemented, waived or modified except by a written agreement signed by Optionor and the Company, on the one hand, and Optionee, on the other hand.

6.5 Construction; Interpretation. The rules of construction and interpretation specified in Sections 1.2 through 1.4 of the Loan Agreement shall likewise govern the construction and interpretation of this Agreement.

6.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS REQUIRING APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

6.7 Incorporation by Reference. Section 12.8 (Consent to Jurisdiction and Venue), Section 12.9 (Waiver of Jury Trial) and Section 12.13 (Counterparts) of the Loan Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth herein in full.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first written above.

OPTIONOR

PHOENIX MOTOR INC.,
a Delaware corporation

By:	/s/ Xiaofeng Denton Peng
Name:	Xiaofeng Denton Peng
Title:	Chairman and Chief Executive Officer

COMPANY

PHOENIXEV INC.,
a Delaware corporation

By:	/s/ Xiaofeng Denton Peng
Name:	Xiaofeng Denton Peng
Title:	Chief Executive Officer

OPTIONEE

CONCRETE JUNGLE LTD., a company organized and existing under the laws of the British Virgin Islands

By:	/s/ Congrui Wang
Name:	Congrui Wang
Title:	President

[Signature Page to PhoenixEV Equity Interest Option Agreement]